Exhibit 16.2

January 16, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

We have read the statements under Item 16F of the Annual Report on Form 20-F of Baijiayun Group Ltd to be filed with the Securities and Exchange Commission on or about January 16, 2024. We agree with the statements pertaining to us. We have no basis on which to agree or disagree with the other statements contained therein.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas